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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-213475

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where this offer or sale is not permitted.

Subject to completion, dated September 8, 2016

Preliminary Prospectus Supplement
(To Prospectus dated September 2, 2016)

Bemis Company, Inc.

$                % Notes due 2026

        We are offering $            aggregate principal amount of        % notes due 2026 (the "notes").

        We will pay interest on the notes semiannually on            and            of each year, beginning on                  , 2017. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 above that amount.

        We may redeem the notes, in whole or in part, at any time and from time to time prior to their maturity at the redemption prices as described under "Description of the Notes—Optional Redemption." If we experience a change of control triggering event, we may be required to purchase the notes from holders at the applicable price as described under "Description of the Notes—Change of Control Triggering Event."

        The notes will be senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness.

        Investing in the notes involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Note	Total

Price to public(1)%	$

Underwriting discount %	$

Proceeds, before expenses, to us(1)%	$

(1)
Plus accrued interest if any, from September     , 2016, if settlement occurs after that date.

        The notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Currently, there is no public market for the notes.

        The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company for the benefit of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking société anonyme, on or about September     , 2016.

Joint Bookrunners

BNP PARIBAS		J.P. Morgan
BofA Merrill Lynch	US Bancorp	Wells Fargo Securities

                  , 2016

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which contains the specific terms of this offering of notes. The second part, the accompanying prospectus dated September 2, 2016, gives more general information, some of which may not apply to this offering.

        This prospectus supplement and the information incorporated by reference in this prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

        It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Where You Can Find More Information" in this prospectus supplement.

        We have not, and the underwriters have not, authorized anyone to provide any information other than that provided or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may authorize to be delivered to you. Neither we nor the underwriters take responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the Securities and Exchange Commission is correct as of any time subsequent to the date of such information. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus may not be used for or in connection with, an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See "Underwriting."

        In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to "we," "us" and "our" refer to Bemis Company, Inc. and its consolidated subsidiaries. If we use a capitalized term in this prospectus supplement and do not define the term in this document, it is defined in the accompanying prospectus.

 CAUTIONARY NOTE FOR FORWARD-LOOKING INFORMATION

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain estimates, predictions, and other "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements are generally identified with the words "believe," "expect," "anticipate," "intend," "estimate," "target," "may," "will," "would," "plan," "project," "should," "continue," or the negative thereof or other similar expressions, or discussion of future goals or aspirations, which are predictions of or indicate future events and trends and which do not relate to historical matters. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance (financial and otherwise), including those of acquired companies, perceived opportunities in the market and statements regarding our mission and vision. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

        Factors that could cause actual results to differ from those expected include, but are not limited to, general and global economic conditions caused by inflation, interest rates, consumer confidence, rates of unemployment and foreign currency exchange rates; investment performance of assets in our pension plans; competitive conditions within our markets, including the acceptance of our new and existing products; potential loss of business or increased costs due to customer or vendor consolidation; customer contract bidding activity; threats or challenges to our patented or proprietary technologies; raw material costs, availability, and terms (particularly for polymer resins and adhesives); price changes for raw materials and our ability to pass these price changes to our customers or otherwise manage commodity price fluctuation risks; unexpected energy surcharges; broad changes in customer order patterns; our ability to achieve expected cost savings associated with cost management initiatives; a failure in our information technology infrastructure or applications; changes in governmental regulation, especially in the areas of environmental, health and safety matters, fiscal incentives and foreign investment; unexpected outcomes in our current and future administrative and litigation proceedings; unexpected outcomes in our current and future tax proceedings; changes in domestic and international tax laws; costs associated with the pursuit of business combinations or divestitures; unexpected costs associated with the integration of acquired businesses; unexpected costs and timing related to transition of production; changes in our labor relations; and the impact of changes in the world political environment including threatened or actual armed conflict. These and other risks, uncertainties, and assumptions identified from time to time in our filings with the Securities and Exchange Commission, including without limitation, our Annual Report on Form 10-K for the year ended December 31, 2015, could cause actual future results to differ materially from those projected in the forward-looking statements. In addition, actual future results could differ materially from those projected in the forward-looking statements as a result of changes in the assumptions used in making such forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information about us. It may not contain all of the information that may be important to you in deciding whether to invest in the notes. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, before making an investment decision.

Our Business

        Bemis is a global manufacturer of packaging products. The majority of our products are sold to customers in the food industry. Other customers include companies in the following types of businesses: chemical, agribusiness, medical, pharmaceutical, personal care, electronics, construction and other consumer goods. In 2015, we generated net sales of $4.071 billion and income from continuing operations of $241.9 million. In the first six months of 2016, we generated net sales of $1.989 billion and income from continuing operations of $107.1 million. Our business activities are organized around our two reportable business segments, U.S. Packaging (67 percent of 2015 net sales) and Global Packaging (33 percent of 2015 net sales).

U.S. Packaging

        The U.S. Packaging segment represents all food, consumer, and industrial products packaging-related manufacturing operations located in the United States. This segment manufactures multilayer polymer, blown and cast film structures to produce packaging sold for food and personal care product applications as well as non-food applications. Markets for these products include processed and fresh meat, dairy, liquids, frozen foods, cereals, snacks, cheese, coffee, condiments, candy, pet food, bakery, lawn and garden, tissue, fresh produce, personal care and hygiene, disposable diapers and agribusiness.

Global Packaging

        The Global Packaging segment includes all packaging-related manufacturing operations located outside of the United States as well as global medical device and pharmaceutical packaging-related manufacturing operations. This segment manufactures multilayer polymer, blown and cast film structures to produce packaging sold for a variety of food, medical, pharmaceutical, personal care, electronics and industrial applications. Additional products include injection molded plastic and folding carton packaging. Markets for these products include processed and fresh meat, dairy, liquids, snacks, cheese, coffee, condiments, candy, bakery, tissue, fresh produce, personal care and hygiene, disposable diapers, agribusiness, pharmaceutical and medical devices.

Corporate Information

        Bemis Company, Inc. is a Missouri corporation. Our principal executive offices are located at One Neenah Center, 4th Floor, Neenah, Wisconsin 54957, and the telephone number is (920) 527-5000. Our common stock is listed under the symbol "BMS" on the New York Stock Exchange.

The Offering

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the notes, see the section entitled "Description of the Notes." As used in this section, references to "we," "us" and "our" refer to Bemis Company, Inc. and not to its subsidiaries.

Issuer	Bemis Company, Inc.
Notes Offered	$ aggregate principal amount of % Notes due 2026.
Maturity Date	The notes will mature on , 2026.
Further Issuances

We may create and issue additional notes ranking equally and ratably with the notes in all respects, so that such additional notes shall be consolidated and form a single series with the notes, including for purposes of voting and redemptions, provided that if the additional notes are not fungible with the notes offered hereby for United States federal income tax purposes, the additional notes will have a separate CUSIP number.

Interest	% per year.
Interest Payment Dates	and of each year, beginning on , 2017.
Ranking	The notes:
• are unsecured;
• rank equally with all our existing and future unsecured and unsubordinated debt;
• are senior to any future subordinated debt; and
• are effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness.
As of June 30, 2016, we had indebtedness of approximately $1,554.0 million (excluding intercompany liabilities) that ranks equally with the notes.

The notes are not guaranteed by any of our subsidiaries and will therefore be structurally subordinated to all existing and future indebtedness and other obligations, including trade payables, of our subsidiaries. As of June 30, 2016, our subsidiaries had approximately $608.5 million of liabilities (excluding intercompany liabilities).

Optional Redemption

We may redeem, at our option, at any time and from time to time prior to maturity, any or all of the notes, in whole or in part as described in the section entitled "Description of the Notes—Optional Redemption."

In addition, at any time on or after the date that is three months prior to the maturity date of the notes, we may redeem any or all of the notes at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest.

Change of Control Triggering Event

Upon a Change of Control Triggering Event (as defined in "Description of the Notes—Change of Control Triggering Event"), you will have the right to require us to repurchase your notes at a repurchase price equal to 101% of the principal amount of the notes repurchased, plus accrued and unpaid interest, as described under "Description of the Notes—Change of Control Triggering Event."

Covenants	The indenture under which the notes will be issued contains covenants for your benefit. These covenants restrict our ability, with certain exceptions, to:
• incur debt secured by liens;
• engage in sale/leaseback transactions; and
• merge or consolidate with another entity.
Form and Denomination	The notes will be issued only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 above that amount.
Use of Proceeds	We anticipate that we will receive approximately $ million in net proceeds from the offering of the notes, after deducting the underwriting discount and other estimated expenses of the offering.
We intend to use the net proceeds from the sale of the notes to repay a portion of our outstanding commercial paper and for general corporate purposes.
Trustee	U.S. Bank National Association.
Governing Law	The indenture and the notes will be governed by the laws of the State of New York.
Risk Factors

Investing in the notes involves risks. See "Risk Factors" beginning on page S-8 in this prospectus supplement together with information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2015, for a discussion of factors you should consider carefully before investing in the notes.

Summary Consolidated Financial Information

        The summary consolidated financial information below was derived from our consolidated financial statements. The unaudited interim period financial information, in our opinion, includes all adjustments, which are normal and recurring in nature, necessary for a fair presentation for the periods shown. Results for the six months ended June 30, 2016 are not necessarily indicative of results to be expected for the full fiscal year ending December 31, 2016. The information set forth below is qualified in its entirety by and should be read in conjunction with our Management's Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. See the section entitled "Where You Can Find More Information" in this prospectus supplement.

	Year Ended December 31,			Six Months Ended June 30,
	2013	2014	2015	2015	2016
	(In millions)
Operating Data
Net sales	$4,476.6	$4,343.5	$4,071.4	$2,070.4	$1,989.2
Cost of products sold and other expenses	4,126.4	3,935.8	3,661.8	1,863.8	1,800.8
Interest expense	68.2	60.8	51.7	25.9	29.4
Other non-operating income	(7.7)	(16.8)	(6.0)	(4.0)	(0.5)
Income from continuing operations before income taxes	289.7	363.7	363.9	184.7	159.5
Provision for income taxes	97.2	124.6	122.0	62.1	52.4
Net income	212.6	191.1	239.3	120.0	107.1
Capital Structure and Other Data
Working capital	$902.6	$806.4	$529.9	$788.2	$631.5
Total assets	4,105.6	3,610.8	3,489.8	3,573.8	3,767.3
Short-term debt	14.9	31.3	35.4	26.1	21.7
Long-term debt	1,416.8	1,311.6	1,353.9	1,357.8	1,532.3
Shareholders' equity	1,684.8	1,433.0	1,207.4	1,341.7	1,297.4
Depreciation and amortization	190.3	180.6	158.1	80.1	81.3
Capital expenditures	139.8	185.2	219.4	96.3	77.9

Consolidated Ratio of Earnings to Fixed Charges

        The following table presents our consolidated ratio of earnings to fixed charges for the periods presented.

	Year Ended December 31,						Six Months Ended June 30, 2016
	2011	2012	2013	2014	2015	Pro Forma 2015(2)	Actual	Pro Forma(2)
Ratio of earnings to fixed charges(1)	4.2x	4.2x	4.9x	6.5x	7.4x		6.0x

(1)
For purposes of calculating the ratios of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and income or loss from equity investees, losses recognized in pre-tax income for less than 50% owned persons, distributed income of equity investees and capitalized interest amortization, plus fixed charges. Fixed charges consist of interest expensed and capitalized expenses related to indebtedness and an estimate of interest within rental expense. Interest inherent in rent expense is an amount representative of the interest factor in rentals (for this purpose, the interest factor is assumed to be one-third of rental expense). Interest associated with uncertain tax liabilities has been excluded from fixed charges as the benefits (generally reflecting statute of limitations lapses) would reduce fixed charges.

(2)
The pro forma ratio of earnings to fixed charges were calculated on a pro forma basis after giving effect to the issuance of the notes offered hereby and the use of proceeds therefrom to repay a portion of our outstanding commercial paper.

RISK FACTORS

        You should carefully consider the risks described below and in the documents incorporated by reference herein, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2015, before making a decision to invest in the notes. The risks and uncertainties described below and in the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also have a material adverse effect on our business and operations.

        If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, the trading price of the notes could decline and you may lose all or part of your original investment.

Risks Relating to the Notes

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

        Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. Please read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the portions of our most recent Annual Report on Form 10-K entitled "Risk Factors," for a discussion of some of the factors that could affect our financial operating performance.

The terms of the indenture and the notes provide only limited protection against significant events that could adversely impact your investment in the notes.

        As described under "Description of the Notes—Change of Control Triggering Event," upon the occurrence of a Change of Control Triggering Event with respect to the notes, holders are entitled to require us to repurchase their notes at 101% of their principal amount. However, the definition of the term "Change of Control Triggering Event" is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) which could negatively impact the value of your notes. As such, if we were to enter into a significant corporate transaction that would negatively impact the value of the notes, but which would not constitute a Change of Control Triggering Event with respect to such notes, you would not have any rights to require us to repurchase the notes prior to their maturity. In addition, if we experience a Change of Control Triggering Event with respect to the notes, we may not have sufficient financial resources available to satisfy our obligations to repurchase such notes. In addition, our ability to repurchase the notes for cash may be limited by law or by the terms of other agreements relating to our indebtedness outstanding at that time. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes.

        Furthermore, the indenture for the notes does not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

  •
  limit our ability to incur indebtedness or other obligations that are equal in right of payment to the notes;

  •
  restrict our subsidiaries' ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes with respect to the assets of our subsidiaries;

  •
  restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

  •
  restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the notes.

        As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

The notes are effectively junior to the existing and future liabilities of our subsidiaries and to our secured debt to the extent of the assets securing the same.

        Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the notes. A portion of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends partially on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans, or advances. In addition, any payment of dividends, loans, or advances by our subsidiaries could be subject to statutory or contractual restrictions. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. At June 30, 2016, our subsidiaries had approximately $31.2 million of debt outstanding.

        The notes are our unsecured obligations and will rank equally in right of payment with all of our other existing and future unsecured, unsubordinated obligations. The notes are not secured by any of our assets. Claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets. At June 30, 2016, we had no secured debt outstanding.

We may issue additional notes.

        Under the terms of the indenture that governs the notes, we may from time to time, without notice to or the consent of the registered holders of the notes, create and issue additional notes ranking equally and ratably with the notes being issued in this offering in all respects (other than the issue price, the date of issuance, the payment of interest accruing prior to the issue date of such additional notes and, in some cases, the first payment of interest following the issue date of such additional notes). Any such additional notes shall be consolidated and form a single series with the notes being issued in this offering, including for purposes of voting and redemptions. If the additional notes are not fungible with the notes offered hereby for United States federal income tax purposes, the additional notes will have a separate CUSIP number.

There is currently no market for the notes. We cannot assure you that an active trading market will develop.

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes will be adversely affected. See "Underwriting."

        If you are able to resell your notes, the price you receive will depend on many other factors that may vary over time, including:

  •
  our financial performance;

  •
  the amount of indebtedness we have outstanding;

  •
  the market price for similar securities;

  •
  market interest rates;

  •
  the liquidity of the market in which the notes trade; and

  •
  the time remaining to maturity of your notes.

        As a result of these factors, you may only be able to sell your notes at a price below the price you paid for them.

As the notes pay a fixed rate of interest, an increase in market rates could result in a decrease in the value of the notes.

        In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Ratings of the notes may not reflect all risks of an investment in the notes.

        Any ratings of the notes will primarily reflect our financial strength. A rating of the notes is not a recommendation to purchase, sell or hold any particular security, including the notes. Ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety.

Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and the market price of our securities.

        Credit rating agencies rate our debt securities, including the notes, on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading, or downgrading the current rating or placing us on a watch list for possible future downgrading. Downgrading the credit rating of our debt securities or placing us on a watch list for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have an adverse effect on the market price of our securities, including the notes.

We may be unable to refinance our indebtedness.

        We may need to refinance all or a portion of our indebtedness, including the notes, before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, on commercially reasonable terms or at all. There can be no assurance that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms, or at all.

We may choose to redeem the notes of any series prior to maturity.

        We may redeem some or all of the notes of either series at any time as described under "Description of the Notes—Optional Redemption." If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.

USE OF PROCEEDS

        We anticipate that we will receive approximately $             million in net proceeds from the offering of the notes, after deducting the underwriting discount and other estimated expenses of the offering.

        We intend to use the net proceeds from the sale of the notes to repay a portion of our outstanding commercial paper and for general corporate purposes. On September 6, 2016, we had approximately $521.5 million of outstanding commercial paper borrowings, which had a weighted average maturity of 10 days and had a weighted average annual interest rate of 0.75%.

 CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2016, and as adjusted to give effect to the sale of the notes in this offering. You should read this table in conjunction with "Use of Proceeds" and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. The as adjusted information may not reflect our cash, debt and capitalization in the future.

	As of June 30, 2016
	Actual (unaudited)	As Adjusted for this Offering
	(In millions)
Current portion of long-term debt	$1.3		$1.3
Short-term borrowings	20.4		20.4
Long-term debt
Notes offered hereby	—
Commercial paper (1)	503.8
Notes payable due 2019 at interest rate of 6.80%	400.0		400.0
Notes payable due 2021 at interest rate of 4.50%	400.0		400.0
Term Loan payable in 2022	200.0		200.0
Other debt, including debt from subsidiaries	11.5		11.5
Interest rate swap of 2021 notes	22.0		22.0
Unamortized discounts and debt issuance costs	(5.0)		(5.0)

Total long-term debt	1,532.3

Total debt	1,554.0
Deferred taxes	188.4		188.4

Equity
Common stock issued ($0.10 par value; 128.8 shares issued)	12.9		12.9
Capital in excess of par value	572.2		572.2
Retained earnings	2,267.5		2,267.5
Accumulated other comprehensive loss	(426.2)		(426.2)
Common stock held in treasury (34.1 shares)	(1,129.0)		(1,129.0)

Total equity	1,297.4		1,297.4

Total capitalization	$3,039.8	$

(1)
On September 6, 2016, we had approximately $521.5 million of outstanding commercial paper borrowings.

DESCRIPTION OF THE NOTES

        The notes will constitute a new series of debt securities to be issued under an indenture dated as of June 15, 1995 between us and U.S. Bank National Association, as trustee. The following description is only a summary of the material provisions of the notes and the indenture. You should read these documents in their entirety because they, and not this description, define your rights as holders of the notes. Unless the context requires otherwise, all references to "we," "us" and "our" in this section refer solely to Bemis Company, Inc. and not to its subsidiaries.

        The following description of the particular terms of the notes offered hereby supplements the general description of debt securities set forth in the accompanying prospectus.

General

        The notes offered hereby will be issued in an initial aggregate principal amount of $            and will mature on                 , 2026. The notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. The notes will not be entitled to any sinking fund.

        Interest on the notes will accrue at the rate per annum shown on the cover of this prospectus supplement from            , 2016, or from the most recent date to which interest has been paid or provided for, payable semi-annually on            and            of each year, beginning on            , 2017, to the persons in whose names the notes are registered in the security register at the close of business on the            or            preceding the relevant interest payment date, except that interest payable at maturity shall be paid to the same persons to whom principal of the notes is payable. Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months.

        The indenture does not limit the amount of notes that we may issue. We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue additional notes ranking equally and ratably with the notes being issued in this offering in all respects (other than the issue price, the date of issuance, the payment of interest accruing prior to the issue date of such additional notes and, in some cases, the first payment of interest following the issue date of such additional notes). Any such additional notes shall be consolidated and form a single series with the notes being issued in this offering, including for purposes of voting and redemptions. If the additional notes are not fungible with the notes offered hereby for United States federal income tax purposes, the additional notes will have a separate CUSIP number.

        There is no public trading market for the notes, and we do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

Ranking

        The notes will be our senior unsecured obligations and will rank equally in right of payment with any of our existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness and effectively junior to liabilities of our subsidiaries. As of June 30, 2016, the aggregate principal amount of our indebtedness was approximately $1,554.0 million (excluding intercompany liabilities), consisting of $800.0 million of notes payable, $503.8 million of commercial paper, $31.2 million of subsidiary debt, $200.0 million under our existing term loan and $19.1 million of other U.S. debt and adjustments.

        The notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to all existing and future indebtedness and other obligations, including trade payables, of our subsidiaries. As of June 30, 2016, our subsidiaries had approximately $608.5 million of liabilities (excluding intercompany liabilities).

        The indenture does not limit our ability, or the ability of our subsidiaries, to incur additional unsecured indebtedness. The indenture and the terms of the notes will not contain any covenants (other than those described herein) designed to afford holders of any notes protection in a highly leveraged or other transaction involving us that may adversely affect holders of the notes.

Optional Redemption

        We may, at our option, at any time and from time to time redeem the notes, in whole or in part, on not less than 30 nor more than 60 days' prior notice mailed to the holders of the notes (or, as to notes represented by a global security, sent electronically in accordance with the depositary's procedures).

        At any time prior to the date that is three months prior to the maturity date of the notes, the notes will be redeemable at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to the greater of (1) 100% of the principal amount of the notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due after the related redemption date but for such redemption as if the notes matured on such date three months prior to the maturity date (except that, if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued thereon to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus            basis points.

        At any time on or after the date that is three months prior to the maturity date of the notes, the notes will be redeemable at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to 100% of the principal amount of the notes being redeemed.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

        "Reference Treasury Dealer" means each of BNP Paribas Securities Corp. and J.P. Morgan Securities LLC, or their respective successors, and two other nationally recognized investment banking firms that are primary U.S. government securities dealers located in the United States ("Primary Treasury Dealers") specified from time to time by us, except that if any of the foregoing ceases to be a Primary Treasury Dealer, we are required to designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealers as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

        On and after any redemption date, interest will cease to accrue on the notes called for redemption. On or prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If we are redeeming less than all the notes, the trustee under the indenture must select the notes to be redeemed by such method as the trustee deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

Change of Control Triggering Event

        Upon the occurrence of a Change of Control Triggering Event with respect to the notes, unless we have exercised our right to redeem the notes as described under "—Optional Redemption" by giving irrevocable notice to the trustee in accordance with the indenture, each holder of notes will have the right to require us to purchase all or a portion of such holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        Within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the notes, or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail (or, as to notes represented by a global security, electronically in accordance with the depositary's procedures), a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the "Change of Control Payment Date") or as contemplated by the immediately following sentence. The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated and the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

        On the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by us of notes pursuant to the Change of Control Offer have been complied with.

        We will not be required to make a Change of Control Offer with respect to the notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the notes properly tendered and not withdrawn under its offer.

        We will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

        For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

        "Change of Control" means the occurrence of any of the following after the date of issuance of the notes:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Bemis and its subsidiaries taken as a whole to any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to Bemis and/or one or more of its subsidiaries;

          (2)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of Bemis or any of its subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a "group" (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee's shares are held by a trustee under said plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of our Voting Stock representing more than 50% of the voting power of our outstanding Voting Stock;

          (3)   we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

          (4)   during any period of 24 consecutive calendar months, the majority of the members of our board of directors shall no longer be composed of individuals (a) who were members of our board of directors on the first day of such period or (b) whose election or nomination to our board of directors was approved by individuals referred to in clause (a) above constituting, at the time of such election or nomination, at least a majority of our board of directors or, if directors are nominated by a committee of our board of directors, constituting at the time of such nomination, at least a majority of such committee; or

          (5)   the adoption of a plan relating to our liquidation or dissolution.

        "Change of Control Triggering Event" means, with respect to the notes, the notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the "Trigger Period") commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). If a

Rating Agency is not providing a rating for the notes at the commencement of any Trigger Period, the notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period.

        Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of "Rating Agency."

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

        "Rating Agency" means each of Moody's and S&P; provided, that if any of Moody's or S&P ceases to provide rating services to issuers or investors, we may appoint another "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act as a replacement for such Rating Agency; provided, that we shall give notice of such appointment to the trustee.

        "S&P" means S&P Global Ratings, a division of S&P Global Inc., and its successors.

        "Voting Stock" of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

        For purposes of the notes, the following definition is applicable:

        "Person" means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Bemis and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Bemis and its subsidiaries taken as a whole to another Person or group may be uncertain.

Book-Entry Delivery and Settlement

        Upon issuance, all notes will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with or on behalf of the Depository Trust Company ("DTC"), and registered in the name of DTC or a nominee thereof. Purchasers of the notes can hold beneficial interests in the global notes only through DTC, or through the accounts that Clearstream Banking, société anonyme, Luxembourg, or Euroclear et´Bank, S.A./N.V., as operator of the Euroclear System, maintain as participants in DTC.

        A description of DTC's procedures with respect to the global securities is set forth in the sections "Description of Debt Securities We May Offer—Global Securities" and "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

Trustee

        U.S. Bank National Association is the trustee under the indenture. Initially, the trustee will also act as the paying agent, registrar and custodian for the notes. In the ordinary course of their businesses, affiliates of the trustee have engaged in commercial banking transactions with us, and may in the future engage in commercial banking and other transactions with us. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee. See "Underwriting."

MATERIAL U.S. FEDERAL TAX CONSEQUENCES

        The following discussion is a summary of the material U.S. federal income tax consequences relevant to the acquisition, ownership, and disposition of the notes by U.S. Holders and by Non-U.S. Holders (each as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, rulings of the Internal Revenue Service (the "IRS"), and judicial decisions in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of notes that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code ("United States persons"), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of notes that is neither a U.S. Holder nor an entity (including an arrangement treated for U.S. federal income tax purposes as an entity) that is classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity." If an entity classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity" owns notes, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity" and that owns notes, and any members of such an entity, are encouraged to consult their own tax advisors.

        This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders and Non-U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, insurance companies, banks and other financial institutions, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold notes as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, persons that purchase or sell notes as part of a wash sale for tax purposes, U.S. Holders whose functional currency is not the U.S. dollar, controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax). Furthermore, this summary does not discuss any alternative minimum tax consequences, and does not address any aspects of state, local or foreign taxation. This summary only applies to those beneficial owners that purchase notes in the initial offering at the initial offering price and that hold notes as "capital assets" within the meaning of Section 1221 of the Code. In the case of any Non-U.S. Holder who is an individual, this summary assumes that this individual was not formerly a United States citizen, and was not formerly a resident of the United States for U.S. federal income tax purposes.

        Treasury regulations provide special rules for the treatment of debt instruments that provide for contingent payments. Under these regulations, a contingency is disregarded if the contingency is remote or incidental, or, in certain circumstances, it is significantly more likely than not that such contingency will not occur. We intend to take the position that the contingencies on the notes (for example, your right to require us to purchase the notes upon a Change of Control, as described under "Description of the Notes—Change of Control Triggering Event") will not cause the "contingent payment debt instrument" rules of the Treasury regulations to apply. A successful challenge of this position by the IRS could adversely affect the timing and amount of income inclusions with respect to the notes, and could also cause any gain from the sale or other disposition of a note to be treated as ordinary income rather than as capital gain. Beneficial owners of the notes are encouraged to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes. The remainder of this summary assumes that the notes will not be considered to be contingent payment debt instruments.

        This summary is included for general information only, may not be applicable depending upon a holder's particular situation, and is not legal or tax advice. Persons considering the purchase of the notes are encouraged to consult their own tax advisers concerning the application of the U.S. federal tax laws to their particular situations as well as any state, local, and foreign tax consequences of the acquisition, ownership, and disposition of the notes.

U.S. Holders

  Stated Interest

        It is anticipated, and this summary assumes, that the notes will be issued with a de minimis amount of original issue discount, if any (as determined under the Code). Stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income as the interest accrues or is paid (in accordance with the U.S. Holder's method of tax accounting).

  Disposition of Notes

        In the case of a sale or other taxable disposition (including a redemption or retirement) of a note, a U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount received (other than any amount representing accrued but unpaid interest, which will be treated as ordinary income to the extent not previously included in income) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note (net of accrued interest) to the U.S. Holder, reduced by any payments (other than payments of stated interest) made on such note. A gain or loss recognized by a U.S. Holder on a sale or other taxable disposition of a note generally will constitute capital gain or loss. Capital gains recognized by an individual upon the sale or other taxable disposition of a note that is held for more than one year are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of a capital loss recognized upon the sale or other taxable disposition of a note is subject to limitations.

  Unearned Income Medicare Contribution Tax

        A 3.8% Medicare contribution tax will be imposed on the "net investment income" of certain United States individuals and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" generally includes interest and certain net gain from the disposition of property (such as the notes), less certain deductions.

  Backup Withholding and Information Reporting

        In general, information reporting requirements will apply with respect to payments of principal and interest on the notes to a U.S. Holder, and with respect to payments to a U.S. Holder of any proceeds from a disposition of the notes. In addition, a U.S. Holder may be subject to a backup withholding tax on such payments that are subject to information reporting if the U.S. Holder fails to supply its correct taxpayer identification number in the manner required by applicable law, fails to certify that it is not subject to the backup withholding tax, or otherwise fails to comply with applicable backup withholding tax rules.

        Any amounts withheld from a U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the U.S. Holder, and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

  Interest

        Interest earned on a note by a Non-U.S. Holder will be considered "portfolio interest," and (subject to the discussion below under "—Backup Withholding and Information Reporting" and "—Foreign Account Tax Compliance") will not be subject to U.S. federal income tax or withholding, if:

  •
  the Non-U.S. Holder is neither (i) a "controlled foreign corporation" that is related to the Company as described in Section 881(c)(3)(C) of the Code, (ii) a bank receiving the interest on a loan made in the ordinary course of its business, nor (iii) a person who owns, directly or under the attribution rules of Section 871(h)(3)(C) of the Code, 10% or more of the total combined voting power of the equity interests in the Company;

  •
  the certification requirements described below are satisfied; and

  •
  the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder.

        In general, the certification requirements will be satisfied if either (i) the beneficial owner of the note provides, to the person that otherwise would be required to withhold U.S. tax, a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) that includes the beneficial owner's name and address and that certifies, under penalties of perjury, that the beneficial owner is not a United States person, or (ii) a securities clearing organization, bank, or other financial institution which holds customers' securities in the ordinary course of its trade or business holds the note on behalf of a beneficial owner and provides to the person that otherwise would be required to withhold U.S. tax, a statement certifying under penalties of perjury that an applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) has been received by it from the beneficial owner, or from another financial institution acting on behalf of the beneficial owner, and furnishes a copy to the person that otherwise would be required to withhold U.S. tax. These certification requirements may be satisfied with certain other documentary evidence in the case of a note held through a qualified intermediary.

        Any payments to a Non-U.S. Holder of interest that do not qualify for the "portfolio interest" exemption and that are not effectively connected with the conduct of a trade or business (or, if a United States income tax treaty applies, are not attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder will be subject to U.S. federal income tax and withholding at a rate of 30% (or at a lower rate under an applicable income tax treaty). To claim a reduction or exemption under an applicable income tax treaty, a Non-U.S. Holder must generally submit, to the person that otherwise would be required to withhold U.S. tax, a properly completed IRS Form W-8BEN or IRS W-8BEN-E (or a suitable substitute form).

        Any interest earned on a note that is effectively connected with the conduct of a trade or business (and, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by a Non-U.S. Holder will be subject to U.S. federal income tax at regular graduated rates. If the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes, such income will also be taken into account for purposes of determining the amount of

U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. However, such effectively connected income will not be subject to U.S. federal income tax withholding, provided that the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable substitute form) to the person that otherwise would be required to withhold U.S. tax.

  Disposition of Notes

        Subject to the discussion below under "—Backup Withholding and Information Reporting" and "—Foreign Account Tax Compliance," any gain (other than an amount representing accrued but unpaid interest, which will be treated as described above in "—Non-U.S. Holders—Interest") recognized by a Non-U.S. Holder upon a sale or other taxable disposition (including a redemption or retirement) of a note generally will not be subject to U.S. federal income tax or withholding unless:

  •
  the gain is effectively connected with the conduct of a trade or business (and, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder; or

  •
  in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

        In the case of a Non-U.S. Holder whose gain is described in the first bullet point above, any such gain will be subject to U.S. federal income tax at regular graduated rates, and (if the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments.

        An individual Non-U.S. Holder described in the second bullet point above will, unless an applicable income tax treaty provides otherwise, be subject to a flat 30% tax on such gain, which may be offset by certain U.S. source capital losses even though the individual is not considered a resident of the United States.

  Backup Withholding and Information Reporting

        Any payments of interest on the notes to a Non-U.S. Holder generally will be reported to the IRS and to the Non-U.S. Holder, regardless of whether withholding was required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the payee resides.

        Any payments of interest on the notes to a Non-U.S. Holder generally will not be subject to backup withholding and additional information reporting, provided that (i) the Non-U.S. Holder certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or a suitable substitute form) that it is not a United States person and certain other conditions are met, or (ii) the Non-U.S. Holder otherwise establishes an exemption.

        The payment to a Non-U.S. Holder of the proceeds of a disposition of a note by or through the U.S. office of a broker generally will not be subject to information reporting or backup withholding if the Non-U.S. Holder either certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or a suitable substitute form) that it is not a United States person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to the payment of the proceeds of a disposition of a note by or through the foreign office of a foreign broker (as defined in applicable Treasury regulations). However, with respect to a payment of the proceeds of the disposition of a note by or through a foreign office of a U.S. broker or of a foreign broker with certain relationships to the United States: information reporting requirements generally will apply unless the broker has documentary evidence that the holder is not a United States person and certain other conditions are met, or the holder otherwise establish an exemption; and backup withholding will not apply unless the disposition is subject to information reporting and the broker has actual knowledge or reason to know that the holder is a United States person or otherwise does not satisfy the requirements for an exemption.

        Any amounts withheld from a Non-U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the Non-U.S. Holder, and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

        Under the Foreign Account Tax Compliance Act ("FATCA"), a 30% withholding tax will be imposed on interest paid with respect to the notes (and payments of proceeds from the sale or other disposition of notes after December 31, 2018) to "foreign financial institutions" (including non-U.S. investment funds) or "non-financial foreign entities" (each as defined in the Code) (whether such foreign financial institutions or non-financial foreign entities are acting as beneficial owners or intermediaries), unless they meet the information reporting requirements of FATCA. To avoid withholding, a foreign financial institution generally will need to enter into an agreement with the IRS that states that it will provide the IRS certain information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders (including certain debt and equity holders), comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions, non-compliant non-financial foreign entities, or to account holders who fail to provide the required information, and determine certain other information as to its account holders. An intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury regulations, may modify these requirements. A non-financial foreign entity generally will need to provide either the name, address, and taxpayer identification number of each substantial U.S. owner, or certifications of no substantial U.S. ownership, to avoid withholding, unless certain exceptions apply.

        Prospective investors are encouraged to consult their own tax advisors regarding the application of FATCA to investments in the notes. Prospective investors are also encouraged to consult their banks or brokers about the likelihood that payments to those banks or brokers (for credit to such investors) will become subject to withholding in the payment chain. Investors in the notes could be affected by FATCA withholding if a financial institution or other intermediary in the payment chain, such as a bank or broker, through which they hold the notes is subject to withholding because it fails to comply with the reporting requirements.

UNDERWRITING

        Subject to the terms and conditions in the underwriting agreement among us, BNP Paribas Securities Corp. and J.P. Morgan Securities LLC, as representatives of the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of each series of notes set forth opposite the names of the underwriters below:

Underwriters	Principal amount of notes
BNP Paribas Securities Corp.	$
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Total	$

        The underwriting agreement provides that the underwriters severally agree to purchase all of the notes if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to      % of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to      % of the principal amount of the notes to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

        The following table shows the underwriting discount to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us
Per note		%

        In the underwriting agreement, we have agreed that:

  •
  We will pay our expenses related to the offering, which we estimate will be $        , excluding the underwriting discount.

  •
  We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of an officer's certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

        In connection with the offering of the notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate-covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate-covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate-covering transactions, they may discontinue them at any time.

        In the ordinary course of their respective businesses, the underwriters or their affiliates have engaged, or may in the future engage, in commercial banking or investment banking transactions with us and our affiliates. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions. In particular, affiliates of certain of the underwriters are parties to our Amended and Restated Credit Agreement among us, certain of our subsidiaries, J.P. Morgan Chase Bank, N.A., as administrative agent and lender, and the other lenders party thereto. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default positions or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

        We expect that delivery of the notes will be made on or about                , 2016, which is the fifth business day following the date of pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in five business days (T+5), to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should consult their own advisors.

Selling Restrictions

        The notes may be offered and sold in the United States and certain jurisdictions outside of the United States in which such offer and sale is permitted.

  Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") no offer of notes which are the subject of the offering contemplated by this prospectus supplement may be made to the public in that Relevant Member State other than:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by the issuer for any such offer; or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

        provided that no such offer of notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purposes of this provision, the expression "an offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

        This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor any underwriter have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

  Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

  Notice to Prospective Investors in Canada

        In Canada, this document constitutes an offering of the securities only in those Canadian jurisdictions and to those persons where and to whom they may be lawfully offered for sale, and therein only by persons permitted to sell such securities. The offering of the securities in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the securities may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an "accredited investor" as such term is defined in National Instrument 45-106 Prospectus Exemptions and as a "permitted client" as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of the securities in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the securities are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein. Any resale of the securities must be made in accordance with applicable securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with exemptions from registration and prospectus requirements. Canadian purchasers are advised to seek legal advice prior to any resale of the securities.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Each dealer may have an ownership, lending or other relationship with the issuer of the securities offered by this document that may cause the issuer to be a "related issuer" or "connected issuer" to such dealer, as such terms are defined in National Instrument 33-105—Underwriting Conflicts ("NI 33-105"). Pursuant to Sections 3A.3(a) and/or 3A.4(b), as applicable, of NI 33-105, each dealer and the issuer are relying on an exemption from the disclosure requirements relating to the relationship between the dealer and the issuer prescribed by Section 2.1(1) of NI 33-105.

        Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu'il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

  Notice to Prospective Investors in Hong Kong

        Each representative (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the "SFO") and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under that Ordinance.

  Notice to Prospective Investors in Japan

        The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law") and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

  Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each representative has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

 VALIDITY OF THE NOTES

        The validity of the notes will be passed upon for us by Foley & Lardner LLP and for the underwriters by Davis Polk & Wardwell LLP. Sheri H. Edison, Vice President, General Counsel and Secretary of Bemis Company, Inc., will pass upon certain additional legal matters. Ms. Edison owns, or has the right to acquire, 29,933 shares of our common stock.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy that information at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

        The SEC also maintains a website that contains reports, proxy statements and other information about issuers, including Bemis, that file electronically with the SEC. The address of that site is http://www.sec.gov. Our SEC filings are also available on our website, located at http://www.bemis.com. The information on our website is not part of this prospectus supplement.

        The SEC allows us to "incorporate by reference" information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by information that is included directly in this document.

        This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC. The documents contain important information about us and our financial condition:

  •
  The Annual Report on Form 10-K for the fiscal year ended December 31, 2015 that we filed with the SEC on February 19, 2016;

  •
  The Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016 that we filed with the SEC on April 29, 2016 and July 29, 2016, respectively; and

  •
  The Current Reports on Form 8-K that we filed with the SEC on May 6, 2016 and July 26, 2016.

        We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the filing of this registration statement and until we terminate the offering of securities pursuant to this prospectus supplement. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus supplement.

        We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed "filed" with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports.

        You may obtain a copy of any of the documents incorporated by reference in this registration statement at no cost by writing to or calling our secretary at:

Bemis Company, Inc.
One Neenah Center, 4th Floor
P.O. Box 669
Neenah, Wisconsin 54957
(920) 727-4100
Attention: Secretary

        You should not assume that the information in this prospectus supplement, the accompanying prospectus and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus supplement, the accompanying prospectus and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS

        Bemis Company, Inc.

Common Stock, Preferred Stock, Depositary Shares, Debt Securities,
Warrants, Stock Purchase Contracts and Stock Purchase Units

        We may offer and sell from time to time securities in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

        We may offer and sell the following securities:

  •
  common stock;

  •
  preferred stock, which may be convertible into our common stock;

  •
  depositary shares;

  •
  senior or subordinated debt securities, which may be convertible into our common stock, preferred stock or depositary shares;

  •
  warrants to purchase common stock, preferred stock, depositary shares or debt securities; and

  •
  stock purchase contracts and stock purchase units.

        Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any supplement and any other offering material applicable to the specific issue of securities carefully before you invest.

        We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. Each applicable prospectus supplement to this prospectus and/or other offering material will provide the specific terms of the plan of distribution.

        In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in such prospectus supplement. Unless otherwise set forth in such prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

        Our common stock is listed on the New York Stock Exchange under the symbol "BMS."

        See "Risk Factors" in the accompanying prospectus supplement or in such other document we refer you to in the accompanying prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 2, 2016.

ABOUT THIS PROSPECTUS

        Unless the context otherwise requires, references in this prospectus to "we ," "us," "our," the "Company" and "Bemis" refer to Bemis Company, Inc. and its consolidated subsidiaries, collectively. References to the "common stock" refer to Bemis' common stock, par value $0.10 per share. References to the "preferred stock" refer to Bemis' preferred stock, par value $1.00 per share.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus, and one or more of our shareholders may sell our common stock, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and/or other offering material together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement and/or other offering material. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any supplement to this prospectus, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE FOR FORWARD-LOOKING INFORMATION

        Certain statements in this prospectus, any supplement to this prospectus and/or other offering material and the information incorporated by reference in this prospectus or any prospectus supplement and/or other offering material, other than purely historical information, including without limitation estimates, projections, outlook, targets, guidance, goals, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project," or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. We caution that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements will be included in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus, and also may be described in any prospectus supplement and/or other offering material. Numerous important factors described in this prospectus, any prospectus supplement and/or other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or other offering material, could affect these statements and could cause actual results to differ materially from our expectations. Unless otherwise specified, the forward-looking statements included in this prospectus, any supplement to this prospectus and/or other offering material are only made as of the date of such document, and unless otherwise specified, we assume no obligation, and disclaim any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of such document.

BEMIS COMPANY, INC.

        Bemis is a global manufacturer of packaging products. The majority of our products are sold to customers in the food industry. Other customers include companies in the following types of businesses: chemical, agribusiness, medical, pharmaceutical, personal care, electronics, construction and other consumer goods. Our business activities are organized around our two reportable business segments, U.S. Packaging (67 percent of 2015 net sales) and Global Packaging (33 percent of 2015 net sales).

U.S. Packaging

        The U.S. Packaging segment represents all food, consumer, and industrial products packaging-related manufacturing operations located in the United States. This segment manufactures multilayer polymer, blown and cast film structures to produce packaging sold for food and personal care product applications as well as non-food applications. Markets for these products include processed and fresh meat, dairy, liquids, frozen foods, cereals, snacks, cheese, coffee, condiments, candy, pet food, bakery, lawn and garden, tissue, fresh produce, personal care and hygiene, disposable diapers and agribusiness.

Global Packaging

        The Global Packaging segment includes all packaging-related manufacturing operations located outside of the United States as well as global medical device and pharmaceutical packaging-related manufacturing operations. This segment manufactures multilayer polymer, blown and cast film structures to produce packaging sold for a variety of food, medical, pharmaceutical, personal care, electronics and industrial applications. Additional products include injection molded plastic and folding carton packaging. Markets for these products include processed and fresh meat, dairy, liquids, snacks, cheese, coffee, condiments, candy, bakery, tissue, fresh produce, personal care and hygiene, disposable diapers, agribusiness, pharmaceutical and medical devices.

        Our principal executive offices are located at One Neenah Center, 4th Floor, Neenah, Wisconsin 54957, and our telephone number is 920-527-5000.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our consolidated ratio of earnings to fixed charges for the periods presented:

Year Ended December 31,
					Six Months Ended June 30, 2016
2011	2012	2013	2014	2015
4.2x	4.2x	4.9x	6.5x	7.4x	6.0x

        For the purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and income or loss from equity investees, losses recognized in pre-tax income for less than 50% owned persons, distributed income of equity investees and capitalized interest amortization, plus fixed charges. Fixed charges consist of interest expensed and capitalized expenses related to indebtedness and an estimate of interest within rental expense. Interest inherent in rent expense is an amount representative of the interest factor in rentals (for this purpose, the interest factor is assumed to be one-third of rental expense). Interest associated with uncertain tax liabilities has been excluded from fixed charges as the benefits (generally reflecting statute of limitations lapses) would reduce fixed charges.

        We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement and/or other offering material.

DESCRIPTION OF CAPITAL STOCK

        We are authorized to issue up to 502,000,000 shares of capital stock, 500,000,000 of which are shares of common stock, par value $0.10 per share, and 2,000,000 of which are shares of preferred stock, par value $1.00 per share. As of July 27, 2016, there were 94,710,925 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Shares of our common stock are listed on the New York Stock Exchange under the symbol "BMS."

        The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our restated articles of incorporation and our by-laws, as amended, which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Common Stock

        All of the outstanding shares of our common stock are fully paid and nonassessable. Subject to the rights of the holders of shares of preferred stock that may be issued and outstanding, none of which are currently outstanding, the holders of common stock are entitled to receive:

  •
  dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends; and

  •
  in the event of dissolution of Bemis, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of then outstanding shares of preferred stock, as provided in our restated articles of incorporation.

        Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any additional shares of common stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. Additional authorized shares of common stock may be issued without shareholder approval. Bemis common stock is traded on the New York Stock Exchange under the trading symbol "BMS." The transfer agent for the common stock is Wells Fargo Shareowner Services. Its address is 1110 Centre Pointe Curve Suite 101, Mendota Heights, MN 55120.

Preferred Stock

General

        We may issue preferred stock in one or more series. We may also "reopen" a previously issued series of preferred stock and issue additional preferred stock of that series. In addition, we may issue preferred stock together with other preferred stock, debt securities and common stock in the form of units as described below under "Description of the Stock Purchase Contracts and Stock Purchase Units." This section summarizes terms of the preferred stock that apply generally to all series. The description of most of the financial and other specific terms of a series will be in the applicable prospectus supplement and/or other offering material. Those terms may vary from the terms described here.

        Because this section is a summary, it does not describe every aspect of the preferred stock and any related depositary shares. As you read this section, please remember that the specific terms of a series of preferred stock and any related depositary shares as described in the applicable prospectus supplement and/or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a series of preferred stock or any related depositary shares.

        Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designation, preferences and rights forming part of our restated articles of incorporation. Reference to the applicable prospectus supplement means the prospectus supplement describing the specific terms of the preferred stock and any related depositary shares. The terms used in the applicable prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

        Our authorized capital stock includes 2,000,000 shares of preferred stock, par value $1.00 per share. The preferred stock will be governed by Missouri law. We do not have any preferred stock outstanding as of the date of this prospectus. The prospectus supplement with respect to any offered preferred stock will describe any preferred stock that may be outstanding as of the date of the prospectus supplement.

Preferred Stock Issued in Separate Series

        The authorized but unissued shares of preferred stock are available for issuance from time to time at the discretion of our board of directors without the need for shareholder approval. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:

  •
  dividend rights;

  •
  conversion or exchange rights;

  •
  voting rights;

  •
  redemption rights and terms;

  •
  liquidation preferences;

  •
  sinking fund provisions;

  •
  the serial designation of the series; and

  •
  the number of shares constituting the series.

        In addition, as described below under "Description of Depositary Shares," we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer fractional shares of such series. In connection with the offering of fractional shares, we may offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

        The rights of holders of preferred stock may be adversely affected by the rights of holders of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing for acquisitions and issuances to officers, directors and employees under their respective benefit plans. Our issuance of shares of preferred stock may have the effect of discouraging or making more difficult an acquisition.

        Preferred stock will be fully paid and nonassessable when issued, which means that our holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Unless otherwise provided in the applicable prospectus supplement and/or other offering material, holders of preferred stock will not have preemptive or subscription rights to acquire more stock of Bemis.

        The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

Rank

        Shares of each series of preferred stock will rank senior to our common stock with respect to dividends and distributions of assets. However, we will generally be able to pay dividends and distributions of assets to holders of our preferred stock only if we have satisfied our obligations on our indebtedness then due and payable.

Dividends

        Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in the applicable prospectus supplement and/or other offering material. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock will be cumulative, as set forth in the prospectus supplement.

Redemption

        If specified in the applicable prospectus supplement and/or other offering material, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder's, and may be redeemed mandatorily.

        Any restriction on the repurchase or redemption by us of our preferred stock while there is an arrearage in the payment of dividends will be described in the applicable prospectus supplement and/or other offering material.

        Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

        Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares, including voting rights, will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights

        The applicable prospectus supplement and/or other offering material relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities or debt or equity securities of third parties.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of Bemis, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement and/or other offering material, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other parity securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other parity securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference and accrued and unpaid dividends.

Voting Rights

        The holders of preferred stock of each series will have no voting rights, except:

  •
  as stated in the applicable prospectus supplement and in the certificate of designation, preferences and rights establishing the series; or

  •
  as required by applicable law.

Missouri Statutory Provisions

        Missouri law contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

Business Combination Statute

        Missouri law contains a "business combination statute" which restricts certain "business combinations" between us and an "interested shareholder," or affiliates of an interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such business combination or the acquisition of stock that resulted in a person's interested shareholder status was approved by our board of directors on or before the date the interested shareholder obtained such status.

        The statute provides that, after the expiration of such five-year period, business combinations with an interested shareholder are prohibited unless:

  •
  either such transaction or the interested shareholder's acquisition of stock resulting in interested shareholder status is approved by our board of directors before the date the interested shareholder obtains such status;

  •
  the holders of a majority of the outstanding voting stock, other than the interested shareholder, approve the business combination; or

  •
  the business combination satisfies certain detailed fairness and procedural requirements.

        A "business combination" for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges, mortgages and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that increase the proportionate voting power of the interested shareholder. An "interested shareholder" for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation's voting stock.

        A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

        The business combination statute may make it more difficult for a 20% or more beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board of directors prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interests.

Control Share Acquisition Statute

        Missouri also has a "control share acquisition statute." This statute may limit the rights of a shareholder to vote some or all of his or her shares. A shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him or her, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), will lose the right to vote some or all of his shares in excess of such percentage unless the shareholders approve the acquisition of such shares.

        In order for the shareholders to grant approval, the acquiring shareholder must meet certain disclosure requirements specified in the statute. In addition, a majority of the outstanding voting shares, as determined before the acquisition, must approve the acquisition. Furthermore, a majority of the outstanding voting shares, as determined after the acquisition, but excluding shares held by (i) the acquiring shareholder, (ii) employee directors or (iii) officers appointed by the board of directors, must approve the acquisition. If the acquisition is approved, the statute grants certain rights to dissenting shareholders.

        Not all acquisitions of shares constitute control share acquisitions. The following acquisitions generally do not constitute control share acquisitions:

  •
  good faith gifts;

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  transfers in accordance with wills or the laws of descent and distribution;

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  purchases made in connection with an issuance by us;

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  purchases by any compensation or benefit plan;

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  the conversion of debt securities;

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  purchases from holders of shares representing two-thirds of our voting power, provided such holders act simultaneously and the transaction is not pursuant to or in connection with a tender offer;

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  acquisitions pursuant to the satisfaction of a pledge or other security interest created in good faith;

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  mergers involving us which satisfy the other requirements of the General and Business Corporation Law of Missouri;

  •
  transactions with a person who owned a majority of our voting power within the prior year; or

  •
  purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder prior to the sale.

        A Missouri corporation may opt out of coverage of the control share acquisition statute by including a provision to that effect in its governing corporate documents. We have not done so.

Take-Over Bid Disclosure Statute

        Missouri's "take-over bid disclosure statute" requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

Supermajority Voting Requirement for Certain Business Transactions

        In addition to the business combination and control share acquisition statutes described above, Missouri law also requires us to obtain the approval of holders of at least two-thirds of our outstanding voting shares before we can undertake certain business transactions, including certain mergers or consolidations or the sale of all or substantially all of our assets.

Certain Charter Provisions

Business Combination Provisions in Restated Articles of Incorporation

        Certain business combinations involving Bemis and interested shareholders require the affirmative vote of the holders of 80% of the outstanding shares of our capital stock unless (i) a majority of the continuing directors (as defined in our restated articles of incorporation) have approved the proposed business combination, or (ii) various conditions intended to ensure the adequacy of the consideration offered by the party seeking the combination are satisfied.

Blank Check Preferred Stock

        As described above under "—Preferred Stock—Preferred Stock Issued in Separate Series," our restated articles of incorporation permit our board of directors to issue preferred stock without the need for shareholder approval. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series. As a result, the impact of any future issuance of preferred stock on holders of our common stock cannot be known.

        Each of these provisions could delay, deter or prevent a merger, consolidation, tender offer, or other business combination or change of control involving the Company that some or a majority of our shareholders might consider to be in their best interests.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional interests in shares of preferred stock rather than a full share of preferred stock. In that event, depositary receipts may be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the applicable prospectus supplement and/or other offering material.

        Any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Bemis Company, Inc. and the depositary. The prospectus supplement and/or other offering material relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred stock into other securities.

        We will describe the particular terms of any depositary shares we offer in the applicable prospectus supplement and/or other offering material. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement and/or other offering material.

DESCRIPTION OF THE DEBT SECURITIES

        The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement and/or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and/or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities. As used in this section, the terms "we," "us," "our," "Bemis" and the "Company" refer to Bemis Company, Inc., a Missouri corporation, and not any of its subsidiaries, unless the context requires. In this section, references to "holders" mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "—Book-Entry, Delivery and Settlement."

Debt Securities May Be Senior or Subordinated

        We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

        The senior debt securities will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding.

        The subordinated debt securities will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our "senior indebtedness," as defined in the subordinated debt indenture. None of the indentures limit our ability to incur additional unsecured indebtedness.

        When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior Debt Indenture and Subordinated Debt Indenture

        The senior debt securities and the subordinated debt securities are each governed by a document called an indenture, the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Bemis and U.S. Bank National Association, which acts as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

        Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

        The trustee has two main roles:

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  The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under "—Events of Default."

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  The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder's debt securities to a new buyer if a holder sells.

        The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. Since this is only a summary, it does not contain all of the information that may be important to you. This summary is subject to and qualified in its entirety by reference to each indenture, each of which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        We may issue as many distinct series of debt securities under any of the indentures as we wish. The provisions of the senior debt indenture and the subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series provided that the additional notes are deemed part of the same "issue" as the previously issued notes for U.S. federal income tax purposes. We may issue debt securities in amounts that exceed the total amount specified on the cover of the prospectus supplement and/or other offering material relating to offered debt securities at any time without consent or notification to the holders of such debt securities. In addition, we may offer debt securities, together in the form of units with other debt securities, preferred stock or common stock, as described below under "Description of the Stock Purchase Contracts and Stock Purchase Units."

        This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement and/or other offering material which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

        Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all of the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. For convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus, the applicable prospectus supplement and/or other offering material, such sections or defined terms are incorporated by reference here or in the applicable prospectus supplement and/or other offering material. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

        This summary also is subject to and qualified by reference to the description of the particular terms of a series described in the applicable prospectus supplement and/or other offering material. Those terms may vary from the terms described in this prospectus. The applicable prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered. In addition, we may also incorporate additional information concerning the debt securities by reference into the registration statement of which this prospectus forms a part. See the section entitled "Where You Can Find More Information."

        We may issue the debt securities as original issue discount securities, which may be offered and sold at a substantial discount below their stated principal amount. (Section 301) The prospectus supplement and/or other offering material relating to the original issue discount securities will describe the material U.S. federal income tax considerations and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement and/or other offering material relating to any particular debt securities. The prospectus supplement and/or other offering material relating to any debt securities will also describe the material U.S. federal income tax considerations applicable to such debt securities.

        The debt securities will be our direct, unsecured obligations. The indentures do not limit the amount of debt securities that we may issue. The indentures permit us to issue debt securities from time to time, and debt securities issued under the indentures will be issued as part of a series that have been established by us under either of the indentures. (Section 301) Unless a prospectus supplement relating to debt securities states otherwise, the indentures and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

        In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement (Section 301) and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

  •
  the title of the series of the securities;

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  any limit upon the aggregate principal amount of the series of the securities;

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  the person to whom interest on a security is payable, if other than the holder on the regular record date;

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  the date or dates on which the principal or installments of principal (and premium, if any) of the series of securities is or are payable and any rights to extend such date or dates;

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  the rate or rates at which the series of the securities shall bear interest, if any, or the formula pursuant to which such rate or rates shall be determined;

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  the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, the regular record dates for the interest payment dates and the circumstances, if any, in which we may defer interest payments;

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  the place or places where the principal of (and premium, if any) and interest on the series of securities is payable;

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  if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the series of securities may be redeemed, in whole or in part;

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  our obligation, if any, to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  if other than denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000, the denominations in which the series of securities shall be issuable;

  •
  the currency, currencies or currency units in which payment of the principal of and any premium and interest on any of the series of securities shall be payable if other than the currency of the United States and the manner of determining the U.S. dollar equivalent of the principal amount thereof;

  •
  if the principal of or any premium or interest on any securities of the series is to be payable in one or more currencies or currency units other than that or those in which the securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

  •
  any other event or events of default applicable with respect to the series of securities;

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  if less than the principal amount thereof, the portion of the principal amount of the series of securities which shall be payable upon declaration of acceleration of the maturity thereof;

  •
  whether the series of securities shall be issued in whole or in part in the form of one or more global securities and, if so, the depositary or its nominee with respect to the series of securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee;

  •
  if principal of or any premium or interest on the series of securities is denominated or payable in a currency or currencies other than the currency of the United States of America, the applicability of the provisions described under "—Defeasance" below; and

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  any other terms of the series.

Additional Mechanics

Form, Exchange and Transfer

        Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:

  •
  only in fully registered form;

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  without interest coupons; and

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  in denominations that are even multiples of $1,000. (Section 302)

        Holders may have their debt securities exchanged for more debt securities of smaller denominations of not less than $1,000 or exchanged for fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305)

        Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. The trustee's agent may require an indemnity before replacing any debt securities. (Sections 305, 306)

        Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with the holder's proof of ownership. (Sections 305, 306)

        If we designate additional transfer agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. However, no designation or rescission relieves the Company of its obligation to maintain an office in each place of payment for securities of any series. (Section 1002)

        If the debt securities are redeemable, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)

        The rules for an exchange described above apply to an exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the prospectus supplement relating to such debt securities.

Payment and Paying Agents

        We will pay interest to the person registered in the trustee's records at the close of business on the applicable record date, even if that person no longer owns the debt security on the interest due date. Except as otherwise may be stated in the applicable prospectus supplement and/or other offering material, the record date will be the last day of the calendar month preceding an interest due date if such interest due date is the fifteenth day of the calendar month and will be the fifteenth day of the calendar month preceding an interest due date if such interest due date is the first day of the calendar month. (Section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to pro-rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

        We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. That office is currently located at 111 Fillmore Avenue E., St. Paul, MN 55107. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

        We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must promptly notify the trustee of any changes in the paying agents for any particular series of debt securities. (Section 1002)

Notices

        We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee's records. (Section 106) With respect to who is a legal "holder" for this purpose, see "—Book-Entry, Delivery and Settlement."

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look only to us for payment and not to the trustee or any other paying agent. (Section 1003)

Special Situations

Mergers and Similar Events

        We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm. However, when we merge out of existence or sell or lease substantially all of our assets, we may not take any of these actions unless all the following conditions are met:

  •
  the entity formed by such consolidation or merger or acquiring such assets or leases may not be organized under a foreign country's laws; that is, it must be organized under the laws of a state of the United States or the District of Columbia or under Federal law, and it must agree to be legally responsible for the debt securities;

  •
  after giving effect to the transaction, no event of default under the indentures, and no event that, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing unless the merger or other transactions would cure the default; and

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  we must have delivered certain certificates and opinions to the trustee. (Section 801)

        If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell substantially all of our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate, any transaction in which we sell less than substantially all of our assets and any merger or consolidation in which we are the surviving corporation. (Section 801) It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.

  Modification and Waiver of the Debt Securities

        We may modify or amend the indentures without the consent of the holders of any of our outstanding debt securities for various enumerated purposes, including the naming, by a supplemental indenture, of a trustee other than U.S. Bank National Association, for a series of debt securities. We may modify or amend the indentures with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holder of each affected debt security:

  •
  modify the terms of payment of principal, premium or interest; or

  •
  reduce the stated percentage of holders of debt securities necessary to modify or amend the indentures or waive our compliance with certain provisions of the indentures and certain defaults thereunder; or

  •
  modify the subordination provisions of the subordinated debt indenture in a manner adverse to such holders.

Restrictions on Secured Debt

        The indentures provide that neither we nor certain of our subsidiaries, which are referred to as Restricted Subsidiaries, may incur or otherwise create any new secured debt, which is debt secured by:

  •
  a lien on certain significant manufacturing facilities (which are referred to in the indentures as Principal Properties); or

  •
  shares of stock or debt of a Restricted Subsidiary. (Section 1007)

        The restriction on creating new secured debt, however, does not apply if the outstanding debt securities are secured equally and ratably with the new secured debt. (Section 1007)

        The restriction on incurring or otherwise creating any new secured debt does not apply to the following ("Permitted Liens"):

  •
  liens on any Principal Property acquired, constructed or improved by us or any Restricted Subsidiary after the date of the respective indenture (June 5, 1995 in the case of the senior debt indenture or July 10, 2009 in the case of the subordinated debt indenture), which liens are created or assumed contemporaneously with, or within 180 days of, such acquisition, construction or improvement, and which are created to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement;

  •
  liens on property, shares of capital stock or debt existing at the time of the acquisition of such property, including shares of capital stock or debt of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

  •
  liens in favor of us or any Restricted Subsidiary;

  •
  liens in favor of the United States of America or any State, or in favor of any department, agency or instrumentality or political division, or in favor of any other country or any political subdivision of a foreign country, the purpose of which is to secure partial, progress, advance or other payments;

  •
  liens imposed by law, for example mechanics', workmen's, repairmen's or other similar liens arising in the ordinary course of business;

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  pledges or deposits under workmen's compensation or similar legislation or in certain other circumstances;

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  liens in connection with legal proceedings;

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  liens for taxes or assessments;

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  liens consisting of restrictions on the use of real property that do not interfere materially with the property's use in the ordinary course of business; or

  •
  any extension, renewal or replacement, in whole or in part, of any lien existing on the date of the respective indenture, or otherwise referred to in the previous bullet points. (Section 1007)

        In addition, we or any Restricted Subsidiary may incur or otherwise create secured debt without equally and ratably securing the debt securities if, when such secured debt is incurred or created, the total amount of all outstanding secured debt (excluding Permitted Liens) plus Attributable Debt (as defined in the indentures) relating to sale and lease-back transactions does not exceed 10% of our Consolidated Net Tangible Assets (as defined in the indentures). (Section 1007)

Restrictions on Sale and Lease-Back Transactions

        The indentures provide that neither we nor any of our Restricted Subsidiaries may enter into any sale and lease-back transaction involving any Principal Property, unless either:

  •
  we or the Restricted Subsidiary would be entitled to incur debt secured by a Permitted Lien on such property, or

  •
  within 180 days, we apply to the retirement of our Funded Debt (defined as debt that matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such debt) an amount not less than the greater of:

  •
  the net proceeds of the sale of the Principal Property sold and leased back pursuant to the arrangement; or

  •
  the fair market value of the Principal Property so sold and leased back.

        The restriction on sale and lease-back transactions does not apply to the following:

  •
  a sale and lease-back transaction between us and a Restricted Subsidiary or between Restricted Subsidiaries, or that involves the taking back of a lease for a period of less than three years; or

  •
  if, at the time of the sale and lease-back transaction, after giving effect to the transaction, the total discounted net amount of rent required to be paid during the remaining term of any lease relating to sale and lease-back transactions (other than transactions permitted by the previous bullet point) plus all outstanding secured debt (excluding Permitted Liens) does not exceed 10% of our Consolidated Net Tangible Assets (as defined in the indentures). (Section 1008)

Subordination Provisions

        Contractual provisions in the subordinated debt indenture may prohibit us from making payments on subordinated debt securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture or any supplement thereto to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

        Unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the subordinated indenture defines the term "senior indebtedness" with respect to each respective series of subordinated debt securities, to mean the principal, premium, if any, and interest on all indebtedness and obligations of, or guaranteed or assumed by Bemis, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred, assumed or guaranteed and all amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness unless the instrument creating such indebtedness or obligations provides that they are subordinated or are not superior in right of payment to the subordinated debt securities. Unless otherwise indicated in the applicable prospectus supplement and/or other offering material, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include: (A) any obligation of Bemis to any of its subsidiaries; (B) any liability for Federal, state, local or other taxes owed or owing by Bemis or its subsidiaries; (C) any accounts payable or other liability to trade creditors (including guarantees thereof or instruments evidencing such liabilities); or (D) any obligations with respect to any capital stock of Bemis.

        Unless otherwise indicated in the applicable prospectus supplement and/or other offering material, Bemis may not pay principal of, premium, if any, or interest on any subordinated debt securities or defease, purchase, redeem or otherwise retire such securities if:

  •
  a default in the payment of any principal, or premium, if any, or interest on any senior indebtedness, occurs and is continuing or any other amount owing in respect of any senior indebtedness is not paid when due, or

  •
  any other default occurs with respect to any senior indebtedness and the maturity of such senior indebtedness is accelerated in accordance with its terms,

unless and until such default in payment or event of default has been cured or waived and any such acceleration is rescinded or such senior indebtedness has been paid in full in cash.

        If there is any payment or distribution of the assets of Bemis to creditors upon a total or partial liquidation or a total or partial dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, holders of all present and future senior indebtedness (which will include interest accruing after, or which would accrue but for, the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding) are entitled to receive payment in full before any payment or distribution, whether in cash, securities or other property, in respect of the subordinated indebtedness. In addition, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, in any such event, payments or distributions which would otherwise be made on subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full.

        After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. The subordinated debt indenture provides that the foregoing subordination provisions may not be changed in a manner which would be adverse to the holders of senior indebtedness without the consent of the holders of such senior indebtedness.

        The prospectus supplement and/or other offering material delivered in connection with the offering of a series of subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

        If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

Defeasance

        The indentures permit us to be discharged from our obligations under the respective indentures and United States of America dollar-denominated debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance. (Section 403)

        Unless the applicable prospectus supplement and/or other offering material state otherwise, if we deposit with the trustee sufficient cash and/or U.S. government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of that series of debt securities, then from and after the ninety-first day following such deposit:

  •
  we will be deemed to have paid and discharged the entire indebtedness on the debt securities of that series; and

  •
  our obligations under the indentures with respect to the debt securities of that series will cease to be in effect (other than the obligations described above in "—Form, Exchange and Transfer"). (Section 403)

        Following defeasance, holders of the applicable debt securities would be able to look only to the defeasance trust for payment of principal and premium, if any, and interest, if any, on their debt securities.

        Defeasance may be treated as a taxable exchange for U.S. federal income tax purposes of the related debt securities for obligations of the trust or a direct interest in the money or U.S. government securities held in the trust. In that case, holders of debt securities would recognize taxable gain or loss as if the trust obligations or the money or U.S. government securities held in the trust, as the case may be, had actually been received by the holders in exchange for their debt securities. Holders thereafter might be required to include as income a different amount of income than in the absence of defeasance. We urge prospective investors to consult their own tax advisors as to the specific tax consequences of defeasance.

Events of Default

        The indentures provide holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indentures.

        Unless stated otherwise in the prospectus supplement and/or other offering material, an event of default with respect to any series of debt securities under the indentures includes:

  •
  a default in the payment of the principal of, or premium, if any, on any debt security of such series at its maturity;

  •
  a default in making a sinking fund payment, if any, on any debt security of such series when due and payable;

  •
  a default for 30 days in the payment of any installment of interest on any debt security of such series;

  •
  a default for 60 days after written notice in the observance or performance of any other covenant in the respective indenture;

  •
  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or our property; or

  •
  any other event of default provided in or pursuant to the applicable resolution of our board of directors or supplemental indenture under which such series of debt securities is issued. (Section 501)

        The trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series, except in the payment of principal, premium or interest or in the payment of any sinking fund installment or analogous obligation, if it considers such withholding of notice in the interest of such holders. (Section 602)

        If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the principal of all the debt securities of such series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Section 502)

        The indentures contain a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any right or power under the respective indenture at the request of any such holders. (Section 603) The indentures provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee, with respect to the debt securities of such series. (Section 512) The right of a holder to institute a proceeding with respect to the respective indenture is subject to certain conditions precedent, including notice and indemnity to the trustee. However, the holder has an absolute right to the receipt of principal of, premium, if any, and interest, if any, on the debt securities of any series on the respective stated maturities, as defined in the respective indenture, and to institute suit for the enforcement of these rights. (Sections 507, 508)

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past defaults. Each holder of a debt security affected by a default must consent to a waiver of:

  •
  a default in payment of the principal of, or premium, if any, or interest, if any, on any debt security of such series; or

  •
  a default in respect of a covenant or provision of the respective indenture that cannot be amended or modified without the consent of the holder of each outstanding debt security affected. (Section 513)

        We will furnish to the trustee annual statements as to the fulfillment of our obligations under each respective indenture. (Section 704)

Book-Entry, Delivery and Settlement

        We will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global securities may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC).

        We have provided the following descriptions of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream directly to discuss these matters.

        DTC has advised us that:

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  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934;

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  DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates;

  •
  Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

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  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries;

  •
  Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

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  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        We expect that under procedures established by DTC:

  •
  Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

  •
  Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        Investors in the global securities who are participants in DTC's system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream may hold interests in the global securities on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as depository of Clearstream. All interests in a security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

        So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the applicable indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each person or entity owning a beneficial interest in a global security must rely on DTC's procedures and, if that person or entity is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that person or entity owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or the global security.

        Neither we nor the trustee will have any responsibility or liability for any aspect of DTC's records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC's records relating to the debt securities. (Sections 307, 308)

        We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the holder and registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants' accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC's records. We also expect that payments by DTC's participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC's participants will be responsible for those payments.

        Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC's rules and will be settled in immediately available funds.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated notes, and to distribute such notes to its participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Securities for Certificated Securities

        We will issue certificated debt securities to each person that DTC identifies as the beneficial owner of debt securities represented by the global securities upon surrender by DTC of the global securities only if:

  •
  DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

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  An event of default with respect to the debt securities has occurred and is continuing; or

  •
  We decide not to have the debt securities represented by a global security.

        Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the debt securities to be issued.

Same Day Settlement and Payment

        We will make payments in respect of the notes represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global securities holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the global securities are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global securities by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Our Relationship with the Trustee

        Affiliates of U.S. Bank National Association, the current trustee under the indentures, may provide banking and corporate trust services to us and extend credit to us and many of our subsidiaries worldwide. The trustee may act as a depository of our funds and hold our common shares for the benefit of its customers, including customers over whose accounts the trustee has discretionary authority. If a bank or trust company other than U.S. Bank National Association is to act as trustee for a series of senior or subordinated debt securities, the applicable prospectus supplement and/or other offering material will provide information concerning that other trustee.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock, depositary shares or other securities. Warrants may be issued independently or together with debt securities, preferred stock, common stock or depositary shares offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements. Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

  •
  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

  •
  the number of shares and series of preferred stock or depositary shares purchasable upon the exercise of warrants to purchase preferred stock or depositary shares, and the price at which such number of shares of such series of preferred stock or depositary shares may be purchased upon such exercise;

  •
  the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

  •
  the date on which the right to exercise such warrants will commence and the date on which such right will expire;

  •
  U.S. federal income tax consequences applicable to such warrants;

  •
  the number of warrants outstanding as of the most recent practicable date; and

  •
  any other terms of such warrants.

        Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

        Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock, depositary shares or other securities at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement and/or other offering material relating to such warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock, depositary shares or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts that obligate you to purchase from us, and obligate us to sell to you, a specified or varying number of shares of common stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from you, and obligate you to sell to us, a specified or varying number of shares of common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to the stock purchase contract upon the occurrence of specified events.

        The stock purchase contracts may be entered into separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase or sell the shares of common stock or preferred stock, as the case may be, under the stock purchase contracts, either:

  •
  common stock;

  •
  preferred stock;

  •
  depositary shares;

  •
  debt securities; or

  •
  debt obligations of third parties, including U.S. Treasury securities.

        If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock, preferred stock, depositary shares or other securities, we will include in the prospectus supplement and/or other offering material relating to the offering information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Securities Exchange Act of 1934 and is either eligible to register its securities on Form S-3 under the Securities Act of 1933, (the "Securities Act") or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.

        The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The stock purchase contracts may require you to secure your obligations in a specified manner and, in some circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

        The applicable prospectus supplement and/or other offering material will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts.

 SELLING SHAREHOLDERS

        We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholders to be named in the applicable prospectus supplement. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder's shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any applicable prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholders, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling shareholder.

PLAN OF DISTRIBUTION

        We may sell our securities, and any selling shareholder may sell shares of our common stock, in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us or any selling shareholders to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent's commission, dealer's purchase price or underwriter's discount. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.

        Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

        The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

        Offers to purchase securities may be solicited directly by us or any selling shareholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, and any selling shareholder will sell shares of our common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. In addition, any selling shareholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

        Offers to purchase securities may be solicited directly by us or any selling shareholder and the sale thereof may be made by us or any selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

        Any selling shareholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether such shares are covered by the registration statement of which this prospectus forms a part.

        If so indicated in the applicable prospectus supplement and/or other offering material, we or any selling shareholder may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or any selling shareholder at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

        Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

        We may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. We or any selling shareholder may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

        We or any selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

        Additionally, any selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareholder. Any selling shareholder also may sell shares short and redeliver shares to close out such short positions. Any selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareholder's securities or in connection with the offering of other securities not covered by this prospectus.

        Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us or any selling shareholder may arrange for other broker-dealers to participate in the resales.

        Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

        Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries or any selling shareholder in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy that information at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

        The SEC also maintains a website that contains reports, proxy statements and other information about issuers, including Bemis, that file electronically with the SEC. The address of that site is http://www.sec.gov. Our SEC filings are also available on our website, located at http://www.bemis.com. The information on our website is not part of this prospectus.

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document.

        This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. The documents contain important information about us and our financial condition:

  •
  The Annual Report on Form 10-K for the fiscal year ended December 31, 2015 that we filed with the SEC on February 19, 2016;

  •
  The Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016 that we filed with the SEC on April 29, 2016 and July 29, 2016, respectively;

  •
  The Current Reports on Form 8-K that we filed with the SEC on May 6, 2016 and July 26, 2016; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act including any amendment or report updating such description.

        We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the filing of this registration statement and until we terminate the offering of securities pursuant to this prospectus. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

        We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed "filed" with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports.

        You may obtain a copy of any of the documents incorporated by reference in this registration statement at no cost by writing to or calling our secretary at:

Bemis Company, Inc.
One Neenah Center, 4th Floor
P.O. Box 669
Neenah, Wisconsin 54957
(920) 727-4100
Attention: Secretary

        You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP, Milwaukee, Wisconsin. The opinion of Foley & Lardner LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities. The opinion of Foley & Lardner LLP with respect to securities may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Bemis Company, Inc.

$                  % Notes due 2026

PROSPECTUS SUPPLEMENT

Joint Bookrunners

BNP PARIBAS

J.P. Morgan

BofA Merrill Lynch

US Bancorp

Wells Fargo Securities

                  , 2016